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                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

CONTACTS:

JOHN J. ROGERS, JR., CFO                        BLANCHE SUTTER, CFO
ScanSoft, Inc.                                  Caere Corp.
Tel: (978) 977-2000                             Tel: (408) 395-7000
Email: jrogers@scansoft.com                     Email:  blanche.sutter@caere.com

EMILY FARMER                                    PATRICK CRISP, DIRECTOR, PR
Collaborative Communications                    Caere Corp.
Tel: (617) 520-9105                             Tel: (408) 395-5148 X2049
Email: farber@collaborative.com                 Email: patrick.crisp@caere.com


              SCANSOFT ENTERS INTO AGREEMENT TO ACQUIRE CAERE CORP. CREATES WORLD-CLASS PROVIDER OF DIGITAL IMAGING SOFTWARE PRODUCTS

     PEABODY, MA AND LOS GATOS, CA, JANUARY 17, 2000--ScanSoft, Inc. (NASDAQ:
SSFT) and Caere Corp. (NASDAQ: CAER) today jointly announced that the companies have entered into a definitive agreement whereby ScanSoft will acquire Caere in a transaction valued at more than $140 million. The transaction is expected to be completed by the end of April, subject to the approval of the stockholders of each company.

     Under the terms of the definitive merger agreement, which was unanimously approved by the Boards of both companies, the holders of Caere common stock will receive $4 in cash and $7.75 in ScanSoft common stock. The number of ScanSoft shares received by each Caere shareholder will be determined based on the 10-day average closing price prior to the closing of the transaction, provided that such ratio shall be no more than 1.72222 and no less than 0.91176.

     "This transaction will allow us to create a world-class digital imaging company by combining the strengths of two organizations at the forefront of their field," said Michael Tivnan, ScanSoft's President and Chief Executive Officer. "The complementary offerings between the two companies' award-winning product lines will help us better meet the needs of the flourishing, global digital imaging market. As we integrate the two companies, I am confident

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that we will become a far more efficient and effective competitor than either company could be on its own."

     "We are excited to be aligned with ScanSoft which, like Caere, has achieved an excellent reputation for providing superior software products," said Robert
G. Teresi, Chairman and Chief Executive Officer of Caere. "And, with more than 23 years of experience in the field of digital imaging, Caere brings a number of complementary benefits to this union, such as broad brand awareness, well established international distribution, strong technical teams, and leadership in the electronic forms market."

     Growth in the digital imaging market, largely driven by scanner, multifunction peripheral (MFP), and digital camera sales, is expected to continue due mainly to lower hardware prices, wider mass market awareness, and improved integration of image capture peripherals with operating systems and applications. In addition, the Internet has given rise to applications that include the sharing of photographs and documents, and the use of captured images to create web content.

                  "The leading-edge software technologies supplied by ScanSoft and Caere have been catalysts to the growth and acceptance of digital imaging across a wide spectrum," said Kristy Holch, Principal of InfoTrends Research Group in Boston. "By combining their resources, the companies have a significant opportunity to take the market for digital imaging products and services to a new level."

     According to research firm International Data Corporation (IDC), worldwide shipments of scanners will grow from 18.9 million in 1999 to 39.4 million in 2003. IDC also expects that worldwide multifunction peripheral units will grow from 3.7 million in 1999 to 6.5 million in 2003, representing a compound annual growth rate of 20%. InfoTrends Research Group projects that digital camera shipments will grow at a compound annual growth rate of 47% through the same period, with shipments increasing from 4.9 million to 23 million units.

     ScanSoft and Caere's line of software products, which have received many prestigious awards from leading industry publications around the world, allow users of digital imaging hardware to capture, organize, edit, and share documents and photographs. These product lines include ScanSoft's TextBridge Pro, Pagis Pro Scanning Suite, PaperPort Deluxe, Kai's PhotoSoap2, Kai's SuperGoo, Kai's PowerShow, and PhotoFactory, as well as Caere's

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OmniPage Pro, OmniForm, PageKeeper Pro, ImageAXS Professional, and OmniPage Pro
Scanner Suite.

     ScanSoft's acquisition of Caere will create a digital imaging company with a worldwide presence. ScanSoft has enjoyed its greatest international marketing success in the U.K., while Caere has traditionally performed well in France, Germany, and the Netherlands, as well as Eastern Europe. The combination also will provide ScanSoft with the opportunity to effectively utilize a global R&D team as the companies have offices in the top technical centers of the world, including California's Silicon Valley and Massachusetts' Route 128 Technology Belt, as well as Fort Collins, Colorado and Budapest, Hungary.

     ScanSoft and Caere have long-standing relationships with original equipment manufacturers (OEMs) which bundle ScanSoft and Caere's digital imaging software with their own scanning, capture, and multifunction devices. The combined company will have OEM relationships with many of the industry's leaders, including Agfa, Apple, Brother, Canon, Compaq, Epson, Hewlett-Packard, IBM, Mattel, Microtek, Mustek, Olivetti-Lexikon, Primax, Smith Micro, Umax, Visioneer, and Xerox. ScanSoft also has key technology partnerships with several companies, including a recent alliance with Microsoft. These relationships and strong channel sales have resulted in significant registered user databases for both companies that will total approximately 6 million users.

     "The combined company will also benefit from significant cost synergies," added Mr. Tivnan. "Upon full integration, we expect to record at least $10 million in annual cost savings, primarily through the elimination of redundant functions and the use of economies of scale for product distribution."

     The combined company will retain the ScanSoft name, with headquarters in Peabody, MA, and plans to continue to sell the full ScanSoft and Caere product lines. Michael Tivnan will continue in his role as President and Chief Executive Officer of ScanSoft, while Robert Teresi will become a member of the Board of Directors and will assist in the integration of the companies. Paul Ricci will continue as the Chairman of the Board of ScanSoft. By the second half of 2000, the combined company expects to be producing revenue at an annualized rate of approximately $100 million.

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     The acquisition will be accounted for under purchase accounting. Excluding one-time charges and acquisition-related costs, the transaction is expected to be immediately accretive to earnings per share.

ABOUT CAERE CORP.

     Caere Corporation is a developer of software solutions for scanners and digital cameras. The company develops optical character recognition (OCR), electronic forms, Web publishing, document management, and media asset management software. Caere products bridge the gap between the paper and digital worlds by converting static paper documents into dynamic electronic information. Caere products include OmniPage(R) OCR software; OmniForm(R) and OmniForm Internet Publisher electronic forms software; PageKeeper(R) personal document management software; ImageAXS media asset management products; and Production OCR solutions and Developers Kits. Caere is headquartered in Los Gatos, Calif. Caere corporate and product information is available at http://www.caere.com.

ABOUT SCANSOFT, INC.

     Headquartered in Peabody, MA, ScanSoft, Inc. (NASDAQ: SSFT) is a developer of digital imaging software that enables users to leverage the power of their scanners, digital cameras, and other electronic devices. ScanSoft's award-winning product line - Pagis Pro, TextBridge Pro, PaperPort Deluxe, PaperPort ScannerSuite, ScanWorks, Kai's Photo Soap2, Kai's SuperGoo, Kai's PowerShow and PhotoFactory - enables users to capture, recognize, edit, manage and share documents and photos electronically by taking advantage of ScanSoft's cutting-edge technology.

     ScanSoft software is sold and marketed worldwide through retail, dealer and OEM channels and the Internet, capturing the consumer, small office/home office
(SOHO) and corporate markets. There are approximately 2.9 million registered users of ScanSoft products. For additional information, visit www.scansoft.com.

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Except for the historical information contained herein, this press release includes forward-looking statements within the meaning of Section 21(e) of the Securities Exchange Act of 1934. These statements are based on the companies' current expectations and estimates as to prospective events and circumstances which may or may not be in the companies' control and as to which there can be no firm assurances given. These forward-looking statements are subject to

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risks and uncertainties and there can be no assurance that any of these forward-looking statements may prove to be correct and actual results may differ materially. These risks and uncertainties include, but are not limited to, market acceptance of the companies' products, competitive products, pricing pressures, maintenance of distribution channels, the completion of the transaction and successful integration of the acquired company including cost reductions associated with the elimination of redundant functions, and other risks detailed from time to time in ScanSoft's and Caere's SEC reports. The companies disclaim any intent or obligation to update these forward-looking statements.

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